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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) of Metromedia Fiber Network, Inc. for the registration of 20,000,000 shares of its common stock pertaining to its 1998 Incentive Stock Plan, of our report dated March 8, 2000, with respect to the financial statements of Metromedia Fiber Network, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP


New York, New York
January 22, 2001